Exhibit 99.1  Press Release

Mid-America Apartment Communities, Inc.
A self-managed Equity REIT

Press Release, 2nd Quarter Earnings 2001

FROM:      Simon R. C. Wadsworth, CFO
SUBJECT:   For Immediate Release
DATE:      August 2, 2001

MAA Reports Continued Solid Earnings Results

o Second quarter Funds From Operations (FFO) 71 cents per share; meeting expectations
o  New development properties continue to perform well
o  Occupancy 94.3% at quarter end; down from 95.4% a year earlier
o  Significant loan refinancings completed, reducing overall debt cost to 6.7%
o  Sold $15 million asset at 8.5% cap rate, reflective of high portfolio quality

Mid-America Apartment Communities, Inc. (MAA: NYSE) today announced Funds From Operations of $14.4 million (71 cents per share) for the second quarter ending June 30, 2001. "Our diversified portfolio of properties continue to post solid results amidst more challenging market and economic conditions," reported George Cates, Chairman and CEO. "In the past two months, we refinanced loans totaling $84 million, resulting in debt cost reduction. Our balance sheet continues to strengthen as a result of the completion and lease-up of our development pipeline, the steady earnings contribution from our stabilized portfolio, and the highly successful refinancings completed since the first of the year."

"Second quarter operating results were in line with our expectations" reported Eric Bolton, President and COO. "Despite increased pressure on occupancy, primarily in Memphis, we met revenue expectations as a result of steady rent growth and reduced resident turnover. Same store rent growth was 2.8% and resident turnover declined 2.8% as compared to the second quarter of last year. Through the first six months of this year we reduced resident turnover 2.6% as compared to the same period a year earlier. This marks the sixth consecutive quarter that we have posted a decline in year to date turnover; an important performance benchmark in these very competitive market conditions. Overall same store revenue growth was 2.5%."

"We ended the second quarter at 92% occupancy in our Memphis portfolio, down from 95% at the same time last year. While demand remains steady in this market and new construction permits are declining, it will likely not be until the second quarter of next year before we see demand catch up to the oversupply of new construction in this market. We expect periodic over supply situations to develop from time to time. The excess supply pressures tend to be short lived as demand is fairly steady in our markets and excess new starts are reined in pretty quickly. Occupancy throughout the remainder of our portfolio continues to be solid. Markets showing continued strength are Dallas, Austin, Houston, Tampa, Hampton, VA, Greenville, SC and Jackson, MS."

"Same store expenses grew only 2.4% over the second quarter last year; good performance coming off the prior year's unsustainably low 1.4% benchmark.

Expense items experiencing the largest increase were advertising and marketing, reflective of the highly competitive market conditions, and landscaping - very dry conditions throughout the southeast in 2000 have begun to take their toll with tree removal and drought related costs this year. Continuing gains in utility cost management initiatives (water, gas, and trash removal) and personnel productivity (improved 5.2%) partially offset expense increases elsewhere. Same store expenses increased by 2.4% and net operating income grew by 2.6% for the quarter.

Mid-America's new development pipeline continues to perform in line with expectations. During the quarter, lease up was completed at Kenwood Club (Katy, TX) with occupancy at 96.9% by quarter end. Lease up projects in progress in Lexington, KY (Grand Reserve) and Nashville, TN (Grande View) are making steady progress; each should reach 90% occupancy by early 2002. The initial units of the final 244-unit phase of the Reserve at Dexter Lake (Memphis, TN) came on line during the second quarter, with completion expected in early 2002. The second phase continues to lease up and reached 90% occupancy by the end of the quarter.

Simon Wadsworth, CFO reported, "With $84 million successfully completed at the beginning of July, most of our refinancing is accomplished for this year. We now have no significant debt maturities until 2003. We've successfully fixed or swapped 88% of our total debt and we may fix additional amounts as the year progresses."

"Pressure from property tax increases continues, and we expect to have adequately accrued for potential rate changes and reappraisals. We have completed $15 million of asset sales, with another $11 million scheduled in the second half of the year. Further asset sales now tend to build unused balance sheet capacity, and dilute earnings (by 2 1/2 cents per share per $10 million on a full year basis) and share value growth, although building 'dry powder' for future acquisitions."

"The occupancy slippage and Memphis market pressures cause concern, but we believe that the current FFO forecast of $2.83/share for 2001 remains achievable (third quarter 71 cents, fourth quarter 72 cents) as we continually gain strength from maturing new development. We will be under most pressure in the current third quarter. The First Call consensus for FFO/share of $2.95 next year is in line with our internal forecasts, ranging from $2.92 -$2.97, depending on numerous operating and economic factors including continued net operating income growth between 2.0%-2.5%, future interest rate environment, and timing of planned asset sales and capital reinvestment."

As previously reported, effective October 1, 2001 George Cates will retire as Chief Executive Officer. He will continue as Chairman of the Board for the ensuing year. Cates said, "This succession has been planned for several years. Eric and our management team will continue our successful strategy, centered on steadily building our true return - the growth in share value plus cash paid out to our owners."

"While pleased with our 23% overall market return for the year to date, we remain convinced that the intrinsic value of our shares remains well above the market's price. The real value of our high quality properties is evidenced by numerous third party awards and reconfirmed by the cap rates on recent sale transactions. Our flexible strategy and approach to this cyclical business is sound. Our return on assets, an especially important benchmark in a business utilizing this much capital, is strong and steadily improving as the development pipeline matures - and is above that of the other apartment REITs who, like ourselves, have a significant development component. Our management team is deep and experienced. As committed, significant owners, we remain focused on building a solid return for our fellow owners."

A  conference  call will be held  tomorrow,  August 3,  2001,  at 10AM  (CDT) to
discuss  the  recent  quarterly   results.   Call  in  number  is  847-413-3712;
moderator's name George E. Cates; conference ID 4308365 or "Mid-America Apartment Communities." The conference will also be available on digital replay. To access the replay, please dial 630-652-3000 and enter the passcode 4308365, through August 10, 2001. A transcript will also be available on our web site, www.maac.net, shortly after the call.

Certain matters in this press release may constitute forward-looking statements within the meaning of Section 27-A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. Such statements include, but are not limited to, statements made about anticipated growth rate of revenues, expenses, and net operating income at Mid-America's properties, anticipated lease-up (and rental concessions) at development properties, costs remaining to complete development properties, planned disposition, disposition pricing, planned acquisitions, developments, and property financing. Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors, including a downturn in general economic conditions or the capital markets, competitive factors including overbuilding or other supply/demand imbalances in some or all of our markets, construction delays that could cause new and add-on apartment units to reach the market later than anticipated, changes in interest rates and other items that are difficult to control such as insurance rates, increases in real estate taxes in numerous markets, as well as the other general risks inherent in the apartment and real estate businesses. Reference is hereby made to the filings of Mid-America Apartment Communities, Inc., with the Securities and Exchange Commission, including quarterly reports on Form 10-Q, reports on Form 8-K, and its annual report on Form 10-K, particularly including the risk factors contained in the latter filing.

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CONSOLIDATED STATEMENTS OF OPERATIONS
-----------------------------------------------------------------------------------------------------------------------------
Unaudited - Dollars in thousands except per share data
                                                              Three months ended June 30,       Six months ended June 30,
                                                             ------------------------------  --------------------------------
                                                                 2001            2000             2001             2000
                                                             --------------  --------------  ---------------  ---------------
Property revenues                                                 $ 57,453        $ 55,169        $ 113,734        $ 110,083
Property operating expenses                                         21,170          20,259           41,972           40,573
-----------------------------------------------------------------------------------------------------------------------------
Net operating income                                                36,283          34,910           71,762           69,510
Interest and other non-property income                                 429             359              716              714
Management and development income, net                                 191             182              379              362
FFO from real estate joint ventures                                    348             191              516              449
Property management expenses                                         2,693           2,358            5,282            4,809
General & adminstrative                                              1,472           1,388            2,913            2,717
Interest expense                                                    13,843          12,318           27,302           24,538
Gain/(loss) on sale of non-depreciable assets                           (5)              -              229                -
Preferred dividend distribution                                      4,029           4,029            8,057            8,059
Depreciation and amortization non-real estate assets                   158              95              325              192
Amortization of deferred financing costs                               636             819            1,165            1,532
-----------------------------------------------------------------------------------------------------------------------------
Funds from operations                                               14,415          14,635           28,558           29,188

Depreciation and amortization                                       12,936          12,562           25,766           25,925
Joint venture depreciation adjustment included in FFO                  314             301              627              600
Gain/(loss) on sale of non-depreciable assets included in FFO           (5)              -              229                -
Preferred dividend distribution add back                            (4,029)         (4,029)          (8,057)          (8,059)
-----------------------------------------------------------------------------------------------------------------------------
Income before gain on sale of assets, minority interest
    and extraordinary item                                           5,199           5,801            9,993           10,722
Net gain/(loss) on sale of assets                                       (5)          6,394              164            9,385
Minority interest in operating partnership income                     (149)         (1,403)            (251)          (1,943)
-----------------------------------------------------------------------------------------------------------------------------
Net income before extraordinary item                                 5,045          10,792            9,906           18,164
Ex item - Loss on debt extinguishment , net of MI                      443             148              443              204
Preferred dividend distribution                                      4,029           4,029            8,057            8,059
-----------------------------------------------------------------------------------------------------------------------------
Net income available for common shareholders                      $    573        $  6,615        $   1,406        $   9,901
=============================================================================================================================

Weighted average common shares and units - Diluted                  20,416          20,611           20,431           20,613
Funds from operations per share - Diluted                         $   0.71        $   0.71        $    1.40        $    1.42
Net income available for common shareholders
    before extraordinary items per share - Diluted                $   0.07        $   0.38        $    0.12        $    0.57
Net income available for common shareholders
    after extraordinary items per share - Diluted                 $   0.04        $   0.37        $    0.09        $    0.56

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CONSOLIDATED BALANCE SHEETS
-----------------------------------------------------------------------------------------------------------------------------
Dollars in thousands
                                                                                               Unaudited
                                                                                                June 30,       December 31,
                                                                                                  2001             2000
                                                                                             ---------------  ---------------
Assets
Real estate assets, net                                                                          $1,239,566       $1,244,475
Cash and cash equivalents, including restricted cash                                                 24,653           33,567
Other assets                                                                                         22,534           25,729
-----------------------------------------------------------------------------------------------------------------------------
    Total assets                                                                                 $1,286,753       $1,303,771
=============================================================================================================================

Liabilities
Bonds and notes payable                                                                            $790,708         $781,089
Other liabilities                                                                                    37,207           37,306
-----------------------------------------------------------------------------------------------------------------------------
    Total liabilities                                                                               827,915          818,395

Shareholders' equity and minority interest                                                          458,838          485,376
-----------------------------------------------------------------------------------------------------------------------------
    Total liabilities & shareholders' equity                                                     $1,286,753       $1,303,771
=============================================================================================================================

Exhibit 99.2 Supplemental Data

-----------------------------------------------------------------------------------------------------------------------------
OPERATING RESULTS
-----------------------------------------------------------------------------------------------------------------------------
Dollars in thousands except per share data

ROA                                                   Annualized     Trailing
                                                         2Q01       4 Quarters
                                                     ------------  ------------
       Gross Real Estate Assets, Average               $1,451,521    $1,432,687
       EBITDA                                          $  129,800    $  127,470
       EBITDA/Gross Real Estate Asses                         8.9%          8.9%

                                                     Three Months Ended June 30,  Six Months Ended June 30,
                                                    ----------------------------  -------------------------
                                                         2001          2000          2001           2000
                                                    --------------   -----------  -------------   ---------
Common and Preferred Dividends as % of FFO                     88%           85%
EBITDA/Debt Service (1)                                      2.15          2.23
EBITDA/Fixed Charges (2)                                     1.70          1.74
Total Debt as % of Gross Real Estate Assets                    55%           54%
MAA portion of JV debt                                    $27,779       $27,466
Capitalized Interest YTD                                  $   811       $ 1,126

FAD
       FFO                                                $14,415       $14,635        $28,558     $29,188
       Average Units                                       30,985        30,797         30,944      30,976
       Average Shares - Diluted                            20,416        20,611         20,431      20,613
       Recurring Capex (annual $400/unit)                 $ 3,099       $ 3,080        $ 6,189     $ 6,195
       FAD                                                $11,316       $11,555        $22,369     $22,993
       Free Cash Flow (3)                                 $12,110       $12,469        $23,859     $24,718

PER SHARE (DILUTED)
       FFO                                                $  0.71       $  0.71        $  1.40     $  1.42
       FAD                                                $  0.55       $  0.56        $  1.09     $  1.12
       Free Cash Flow (3)                                 $  0.59       $  0.60        $  1.17     $  1.20
       Distribution                                       $  0.585      $  0.580       $  1.170    $  1.160

(1)  Annualized  EBITDA for  trailing  six  months to  annualized  debt  service
(aggregate of principal and interest) for same period.

(2)  Annualized  EBITDA for  trailing  six months to  annualized  fixed  charges
(aggregate of preferred distributions, principal and interest) for same period.

(3) Includes addback of other non-cash items, primarily non-real depreciation and amortization.

-----------------------------------------------------------------------------------------------------------------------------
OTHER DATA
-----------------------------------------------------------------------------------------------------------------------------
                                                     Three months ended June 30,  Six months ended June 30,
                                                     ---------------------------  --------------------------
                                                             2001          2000           2001          2000
                                                     --------------   -----------   -----------   -----------
Weighted average common shares and units - Basic           20,332        20,540         20,374        20,566
Weighted average common shares and units - Diluted         20,416        20,611         20,431        20,613
Number of apartment units with ownership interest
    (excluding development units not delivered)            33,778        33,591         33,778        33,591
Apartment units added during period, net                        -          (346)           166          (310)

PER SHARE DATA
       Funds from operations per share - Basic            $  0.71       $  0.71        $  1.40       $  1.42
       Funds from operations per share - Diluted          $  0.71       $  0.71        $  1.40       $  1.42
       Net income available for common shareholders
           before extraordinary items - Diluted           $  0.07       $  0.38        $  0.12       $  0.57
       Net income available for common shareholders
           after extraordinary items - Diluted            $  0.04       $  0.37        $  0.09       $  0.56
       Dividend declared per common share                 $  0.585      $  0.580       $  1.170      $  1.160

DIVIDEND INFORMATION (latest declaration)              Payment       Payment        Record
                                                      per Share        Date          Date
                                                     -----------   -----------   -----------
       Common Dividend - quarterly                     $0.5850      7/31/2001      7/24/2001
       Preferred Series A - monthly                    $0.1979      7/15/2001      7/1/2001
       Preferred Series B - monthly                    $0.1849      7/15/2001      7/1/2001
       Preferred Series C - quarterly                  $0.5859      7/15/2001      7/1/2001

---------------------------------------------------------------------------------------------------------------------------
PROPERTY STATISTICS
---------------------------------------------------------------------------------------------------------------------------

                                                                               100% Owned Properties Not in Lease-Up
                                                                  ---------------------------------------------------------------
                                                                        Average Occupancy by
                                                                         Geographic Market
                                                                  --------------------------------     Average Rental Rate by
                                 Total Properties at June 30, 2001                 March 2001             Geographic Market
                                 ---------------------------------           --------------------- ------------------------------
                                 Number of   Number of Percent of  June 2001     MAA       Market                        Percent
                                 Properties   Units      Total     Occupancy  Occupancy  Occupancy  June 2001  June 2000  Change
                                 ---------- ---------- ---------- ---------- ----------  ---------  ---------  --------- --------

Memphis, TN                          11        4,208       12%       91.8%      93.4%      91.0%     $624.60    $606.20    3.0%
Chattanooga, TN                       4          943        3%       92.6%      93.3%      95.4%     $650.90    $637.00    2.2%
Jackson, TN                           5          904        3%       92.8%      91.9%      91.1%     $603.40    $591.80    2.0%
Nashville, TN                         4        1,158        3%       94.1%      94.0%      94.1%     $679.90    $671.10    1.3%
Jacksonville, FL                      8        2,726        8%       94.1%      95.0%      96.2%     $666.70    $644.90    3.4%
Florida (except Jacksonville)        13        3,758       11%       93.1%      94.7%      94.6%     $691.10    $674.90    2.4%
Georgia                              22        5,707       17%       94.5%      96.5%      91.8%     $703.70    $684.70    2.8%
South Carolina                       12        2,604        8%       96.1%      94.7%      93.1%     $615.10    $599.00    2.7%
Alabama                               4          952        3%       93.9%      93.8%      93.4%     $645.90    $637.10    1.4%
Texas                                15        4,312       13%       95.9%      96.5%      94.2%     $653.80    $632.40    3.4%
Arkansas & Missouri                   4        1,128        3%       96.1%      96.2%      92.9%     $599.20    $577.10    3.8%
Mississippi                          10        2,382        7%       95.0%      94.2%      93.9%     $567.20    $555.60    2.1%
Kentucky & Ohio                       8        1,962        6%       96.2%      95.2%      91.2%     $629.80    $616.80    2.1%
North Carolina & Virginia             4        1,034        3%       96.0%      96.7%      95.2%     $650.60    $608.50    6.9%
---------------------------------------------------------------------------------------------------------------------------------
                    Total           124       33,778      100%       94.3%      94.9%      93.5%     $649.80    $632.10    2.8%

---------------------------------------------------------------------------------------------------------------------------
SAME STORE STATISTICS
---------------------------------------------------------------------------------------------------------------------------
Dollars in thousands except Average Rental Rate

                             Three Months Ended June 30,
                            ------------------------------
                                                  Percent
                              2001       2000      Change
                            ----------  --------  --------
Revenues                      $53,089    $51,783      2.5%

Operating Expenses             13,123     12,951      1.3%
RE Taxes and Insurance          5,893      5,615      5.0%
----------------------------------------------------------
Total Expenses                 19,016     18,566      2.4%

----------------------------------------------------------
NOI                           $34,073    $33,217      2.6%
----------------------------------------------------------

Units                          28,699     28,699
Average Rental Rate           $647.57    $629.96      2.8%
Physical Occupancy               94.3%      95.4%    -1.2%

----------------------------------------------------------------------------------------------------------------------------
DEBT AS OF JULY 2, 2001
----------------------------------------------------------------------------------------------------------------------------
Dollars in thousands
                                        Principal  Average Years    Average
                                        Balance     to Maturity      Rate
                                       ----------- -------------- ----------
Fixed Rate - Conventional                 $448,840           7.7       7.2%
Fixed Rate - Tax-free                      119,952          20.3       6.1%
Line of Credit - Swapped to Fixed Rate     125,000           7.1       6.9%
Variable Rate - Tax-free                    22,560          26.6       4.2%
Variable Rate - Conventional                68,688           7.1       4.5%
                                       -------------------------------------
    Total                                 $785,040          10.4       6.7%

FUTURE PAYMENTS                                                               Average
                                       Scheduled                              Rate for
                                      Amortization   Maturities     Total    Maturities
                                     -------------  -------------  --------  -----------
                                2001      $  2,279      $ 57,166   $ 59,445    5.3%
                                2002         4,584        11,390     15,974    7.5%
                                2003         4,319       158,244    162,563    6.6%
                                2004         4,196        71,168     75,364    7.7%
                                2005         3,977        36,125     40,102    7.0%
                          Thereafter       164,832       266,760    431,592    7.1%
                                     ---------------------------------------------------
                               Total      $184,187      $600,853   $785,040    6.7%

----------------------------------------------------------------------------------------------------------------------------
DEVELOPMENT PIPELINE
----------------------------------------------------------------------------------------------------------------------------
Dollars in thousands
DEVELOPMENT STATISTICS                                                                             Actual/Forecast
                                                                                        ------------------------------------
                                                                   Current               Construction
                                                       Total      Estimated   Cost to   ---------------  Initial     Stabil-
                                                       Units        Cost        Date     Start  Finish  Occupancy    ization
                                                   -----------  ------------ --------- -------- ------- ----------- --------
Completed Communities in Lease-up
    Grand Reserve Lexington          Lexington, KY        370    $ 33,127    $ 31,779    3Q98    3Q00      4Q99       4Q01
    Kenwood Club at the Park              Katy, TX        320      17,978      17,611    2Q99    2Q00      1Q00       2Q01
    Reserve at Dexter Lake Phase II    Memphis, TN        244      16,898      16,173    2Q99    2Q01      1Q00       3Q01
    Grande View Nashville            Nashville, TN        433      37,600      36,649    1Q99    2Q01      3Q00       1Q02
                                                   -------------------------------------
         Total Completed Communities                    1,367     105,603     102,212

Under Construction
    Reserve at Dexter Lake Phase III   Memphis, TN        244      16,869      11,174    3Q00    1Q02      2Q01       3Q02

                                                   -------------------------------------
               Total Units in Lease-up/Development      1,611    $122,472    $113,386
                                                   =====================================

OCCUPANCY STATISTICS                                            Apartments
                                                   -------------------------------------
                                                     Available     Leased     Occupied
                                                   ------------- ----------- -----------
Completed Communities in Lease-up
    Grand Reserve Lexington                               370        302         280
    Kenwood Club at the Park                              320        320         310
    Reserve at Dexter Lake Phase II                       238        224         214
    Grande View Nashville                                 432        316         284
                                                   -------------------------------------
         Total Completed Communities                    1,360      1,162       1,088

Under Construction
    Reserve at Dexter Lake Phase III                        4          4           2

                                                   -------------------------------------
               Total Units in Lease-up/Development      1,364      1,166       1,090
                                                   =====================================